Exhibit 99.1
Press Release
National Mentor Holdings, Inc. Announces Second Quarter 2011 Results
BOSTON, Massachusetts, May 16, 2011— National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the second quarter ended March 31, 2011.
Second Quarter Results
Revenue for the quarter ended March 31, 2011 was $266.9 million, an increase of $15.9 million, or 6.4%, over revenue for the quarter ended March 31, 2010. Revenue increased $11.3 million related to acquisitions that closed after January 1, 2010 and $4.6 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in several states, including Indiana, Oregon and Wisconsin.
Income from operations for the quarter ended March 31, 2011 was $10.3 million, a decrease of $0.5 million as compared to income from operations for the quarter ended March 31, 2010. The operating margin was 3.9% for the quarter ended March 31, 2011, a decrease from 4.3% for the quarter ended March 31, 2010.
Net loss for the quarter ended March 31, 2011 was $13.1 million compared to net loss of $4.7 million for the quarter ended March 31, 2010. The increase in net loss is primarily due to expenses incurred related to the refinancing transactions. During the second quarter, the Company recorded $19.3 million in extinguishment of debt costs including (i) the tender premium and consent fees paid in connection with the old notes (ii) acceleration of deferred financing costs related to the prior indebtedness and (iii) transaction costs. In addition, the Company recorded $2.4 million in transaction recognition bonuses. These expenses were partially offset by a $3.0 million gain recognized in connection with the repurchase of the Company’s investment in the NMH Holdings notes.
Adjusted EBITDA(1) for the quarter ended March 31, 2011 was $29.3 million, an increase of $3.6 million, or 13.8%, as compared to Adjusted EBITDA for the quarter ended March 31, 2010. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by rate reductions in several states, including Indiana, Oregon and Wisconsin. Adjusted EBITDA was also negatively impacted by increased expenses related to (i) higher self-insured retentions and premiums for professional and general liability policies and (ii) higher reserves for employment practices liability claims.

(1)
Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 6.

Year-to-Date Results
Revenue for the six months ended March 31, 2011 was $533.5 million, an increase of $32.5 million, or 6.5%, over revenue for the six months ended March 31, 2010. Revenue increased $25.8 million related to acquisitions that closed after October 1, 2009 and $6.7 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in several states, including Indiana, Oregon and Wisconsin.
Income from operations for the six months ended March 31, 2011 was $21.2 million, a decrease of $0.8 million as compared to income from operations for the six months ended March 31, 2010. The operating margin was 4.0% for the six months ended March 31, 2011, a decrease from 4.4% for the six months ended March 31, 2010.
Net loss for the six months ended March 31, 2011 was $11.3 million compared to net loss of $4.7 million for the six months ended March 31, 2010. The increase in net loss is primarily due to expenses incurred related to the refinancing transactions. During the six months ended March 31, 2011, the Company recorded $19.3 million in extinguishment of debt costs including (i) the tender premium and consent fees paid in connection with the old notes (ii) acceleration of deferred financing costs related to the prior indebtedness and (iii) transaction costs. In addition, the Company recorded $2.4 million in transaction recognition bonuses. These expenses were partially offset by a $3.0 million gain recognized in connection with the repurchase of the Company’s investment in the NMH Holdings notes.
Adjusted EBITDA(1) for the six months ended March 31, 2011 was $57.2 million, an increase of $5.2 million, or 10.0%, as compared to Adjusted EBITDA for the six months ended March 31, 2010. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by rate reductions in several states, including Indiana, Oregon and Wisconsin. Adjusted EBITDA was also negatively impacted by increased expenses related to (i) higher self-insured retentions and premiums for professional and general liability policies and (ii) higher reserves for employment practices liability claims.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Wednesday, May 18, 2011 at 11:00 a.m. EDT to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EDT on Wednesday, May 25, 2011. Those wishing to participate in the May 18 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.
National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 36 states.

* * * * * * * * * * *
From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.
This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights
($ in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31		March
	2011	2010	2011	2010
Statements of Operations Data:
Net revenue	$266,946	$251,002	$533,473	$501,008
Cost of revenue (exclusive of depreciation expense shown separately below)	206,650	193,055	412,712	384,389
General and administrative expenses	34,940	32,966	69,526	66,224
Depreciation and amortization	15,013	14,231	30,020	28,398

Income from operations	10,343	10,750	21,215	21,997
Management fee of related party	(310)	(287)	(655)	(563)
Other income (expense), net	248	(185)	477	(129)
Extinguishment of debt	(19,278)	—	(19,278)	—
Gain from available for sale investment security	3,018	—	3,018	—
Interest income	6	18	11	31
Interest income from related party	190	469	684	945
Interest expense	(14,145)	(11,520)	(22,290)	(23,401)

Loss from continuing operations before income taxes	(19,928)	(755)	(16,818)	(1,120)
Benefit for income taxes	(6,921)	(465)	(5,576)	(967)

Loss from continuing operations	(13,007)	(290)	(11,242)	(153)
Loss from discontinued operations, net of tax	(51)	(4,366)	(50)	(4,545)

Net loss	$(13,058)	$(4,656)	$(11,292)	$(4,698)

Additional financial data:
Program rent expense	$7,820	$7,140	$15,527	$13,919
Adjusted EBITDA	$29,255	$25,698	$57,185	$51,986

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2011	2010	2011	2010
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	$(13,058)	$(4,656)	$(11,292)	$(4,698)
Loss from discontinued operations, net of tax	51	4,366	50	4,545
Benefit for income taxes	(6,921)	(465)	(5,576)	(967)
Gain from available for sale investment security	(3,018)	—	(3,018)	—
Interest income	(6)	(18)	(11)	(31)
Interest income from related party	(190)	(469)	(684)	(945)
Interest expense	14,145	11,520	22,290	23,401
Depreciation and amortization	15,013	14,231	30,020	28,398
Management fee of related party (1)	310	287	655	563
Extinguishment of debt (2)	19,278	—	19,278	—
(Gain) loss on disposal of assets	(51)	296	(96)	346
Stock-based compensation (3)	174	134	174	248
Acquisition costs (4)	128	260	336	864
Change in fair value of contingent consideration (5)	99	—	321	—
Claims made insurance liability (6)	205	—	205	—
Predecessor company claims (7)	—	181	—	181
Transaction recognition bonuses (8)	2,362	—	2,362	—
Restructuring (9)	773	31	1,623	81
Terminated transaction costs (10)	(39)	—	548	—

Adjusted EBITDA (11)	$29,255	$25,698	$57,185	$51,986

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
Balance Sheet Data:	March 31, 2011	September 30, 2010

Cash and cash equivalents	$12,544	$26,448
Working capital (12)	16,204	11,169
Total assets	1,029,679	1,015,885
Total debt (13)	768,136	506,182
Shareholder’s equity	(6,888)	225,133

	Six Months Ended
Other Financial Data :	March 31, 2011	March 31, 2010

Cash flows provided by (used in):
Operating activities	$17,735	$31,777
Investing activities	(62,026)	(39,771)
Financing activities	30,387	(1,934)
Purchases of property and equipment	9,194	9,061

Cash paid for acquisitions (including cash paid for earn-out obligations)	6,666	29,199

(1)	Represents management fees incurred to Vestar Capital Partners V, L.P.

(2)	Represents costs related to extinguish the old debt as part of the February 2011 refinancing, including tender premium and consent fees, deferred financing costs and transaction costs.

(3)	Stock-based compensation represents non-cash stock based compensation.

(4)	Represents external acquisition costs.

(5)	Represents changes in fair value of contingent earn-out obligations arising from acquisitions.

(6)	Represents a charge to establish a reserve reflecting the total probable loss from incurred but not yet reported employment practices liability claims.

(7)	Represents adjustments for expenses related to professional and general liability insurance claims which occurred prior to the Merger on June 26, 2009.

(8)	Represents payment of one-time discretionary bonuses in recognition of individuals’ contributions to enabling the successful closing of the refinancing transactions.

(9)	Represents costs incurred as part of the restructuring of corporate and certain field functions.

(10)	Represents consulting and legal costs related to a transaction which was not completed.

(11)	Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(12)
Working capital is calculated as current assets minus current liabilities, excluding cash and cash equivalents, restricted cash, current portion of long-term debt and current portion of obligations under capital leases.

(13)	Total debt includes obligations under capital leases.
CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.
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